Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Uwharrie Capital Corp

Albemarle, North Carolina

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2015, with respect to the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries (the “Company”), which report appears in the December 31, 2014 annual report on Form 10-K of the Company.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina

October 26, 2015